UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0560433
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

169 Java Drive

Sunnyvale, California 94089

(Address, including zip code, of principal executive office)

(408) 572-5200

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Options to Purchase Common Stock, par value $0.001 per share

This registration statement includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. All statements contained in this registration statement other than statements of historical facts, including statements regarding our future operating results and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate,” “architected,” “believe,” “continue,” “could,” “designed,” “enable,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “target,” “will,” or “would” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements made or incorporated by reference herein include, but are not limited to, statements about:

•	anticipated trends and challenges in our business and the markets in which we operate;

•	our ability to address market needs or develop new or enhanced products to meet those needs;

•	expected adoption of our DTN System by our potential customers;

•	our ability to compete in our industry;

•	our ability to successfully manufacture our Photonic Integrated Circuits, or PICs, and our DTN System;

•	our ability to grow our revenue and improve our gross margins;

•	our ability to protect our confidential information and intellectual property rights;

•	the expected future impact of our deferred revenue and deferred inventory costs;

•	our ability to manage our growth and anticipated expansion into new markets;

•

our ability to establish Vendor-Specific Objective Evidence in accordance with Statement of Position No. 97-2, “Software Revenue Recognition,” as amended by SOP 98-9, “Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions”;

•	our need to obtain additional funding and our ability to obtain funding in the future on acceptable terms; and

•	our expectations regarding the use of proceeds from the offering contemplated by the Registration Statement.

All forward-looking statements involve risks, assumptions and uncertainties. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, operating results, business strategy, short-term and long-term business operations and objectives, and financial needs. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See Item 1A titled “Risk Factors” and elsewhere in the Registration Statement for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. That section is incorporated by reference herein. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this registration statement might not occur. We undertake no obligation, and specifically decline any obligation, to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

(Cross-Reference Sheet Between Registration Statement on Form S-1 filed as Exhibit 99.1 hereto and Items of this Registration Statement on Form 10)

Item 1.	Business

The information required by this item is contained under the sections “Prospectus Summary,” “Business” and “Where You Can Find More Information” of the registration statement on Form S-1 (File No. 333-140876), as amended, filed as an exhibit hereto (the “Registration Statement”). Each of these sections is incorporated by reference herein.

Item 1A.	Risk Factors

The information required by this item is contained under the section “Risk Factors” of the Registration Statement. That section is incorporated by reference herein.

Item 2.	Financial Information

The information required by this item is contained under the sections “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Registration Statement. Each of these sections is incorporated by reference herein.

Item 3.	Properties

The information required by this item is contained under the section “Business—Facilities” of the Registration Statement. That section is incorporated by reference herein.

Item 4.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of March 31, 2007 regarding the beneficial ownership of our outstanding common stock and preferred stock by:

•	each of our directors;

•	each named executive officer;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding shares of our common stock, par value $0.001 per share, or convertible preferred stock, par value $0.001 per share.

	Common Stock		Preferred Stock
	Shares	Percent of Class	Shares	Percent of Class
5% Stockholders
Entities affiliated with Advanced Equities Investments(1)	—	*	25,842,900	10.9%
Entities affiliated with Kleiner Perkins Caufield & Byers(2)	750,000	1.9%	24,716,509	10.5
Entities affiliated with Mobius Venture Capital(3)	—	*	21,457,359	9.1
Entities affiliated with RWI Ventures(4)	—	*	13,801,082	5.9
Directors and Named Executive Officers
Alexandre Balkanski, Ph.D.(5)	470,000	1.2	10,350,512	4.4
Kenneth A. Goldman(6)	350,000	*	74,074	*
Reed E. Hundt(7)	300,000	*	—	*
Hugh C. Martin(8)	375,000	*	185,185	*
Dan Maydan, Ph.D.(9)	275,000	*	—	*
Carl Redfield(10)	300,000	*	271,739	*
Pradeep S. Sindhu, Ph.D.(11)	200,000	*	—	*
Jagdeep Singh(12)	7,725,000	18.6	4,969,833	2.1
Duston M. Williams(13)	1,500,000	3.8	—	*
William R. Zerella	431,250	1.1	—	*
Scott A. Chandler(14)	780,000	2.0	—	*
Michael O. McCarthy III(15)	1,205,000	3.0	74,075	*
David F. Welch(16)	6,142,083	15.6	4,920,478	2.0
All current directors and executive officers as a group (14 persons)(17)	23,102,877	46.9%	21,345,896	9.1%

*	Less than 1% of the outstanding shares of common stock.

(1)	Consists of (i) 9,773,983 shares of Series G Preferred Stock held of record by Advanced Equities Investments XXVII, LLC; (ii) 1,088,950 shares of Series G Preferred Stock held of record by Advanced Equities Investments XXVIII, LLC; (iii) 4,428,679 shares of Series G Preferred Stock held of record by Advanced Equities Investments XXXI, LLC; (iv) 7,407,406 shares of Series G Preferred Stock held of record by AEI 2006 Venture Investments I, LLC; (v) 740,740 shares of Series G Preferred Stock held of record by AEI Trilogy Fund I, LLC; and (vi) 2,403,142 shares of Series G Preferred Stock issuable upon the exercise of warrants held by Advanced Equities, Inc. that are immediately exercisable at an exercise price of $1.35 per share. The address for these entities is 311 S. Wacker Drive, Suite 1650, Chicago, Illinois 60606.

(2)	Includes (i) 4,619,025 shares of Series A Preferred Stock, 1,186,589 shares of Series D Preferred Stock, 8,573,449 shares of Series E Preferred Stock, 2,534,444 shares of Series G Preferred Stock and 513,225 shares of common stock held by Kleiner Perkins Caufield & Byers X-A, L.P.; (ii) 130,275 shares of Series A Preferred Stock, 33,467 shares of Series D Preferred Stock, 241,806 shares of Series E Preferred Stock, 71,481 shares of Series G Preferred Stock and 14,475 shares of common stock held by Kleiner Perkins Caufield & Byers X-B, L.P.; and (iii) 2,000,700 of Series A Preferred Stock, 513,963 shares of Series D Preferred Stock, 3,713,532 shares of Series E Preferred Stock, 1,097,778 shares of Series G Preferred Stock and 222,300 shares of common stock held by individuals affiliated with Kleiner Perkins Caufield & Byers. The general partner of both Kleiner Perkins Caufield & Byers X-A, L.P. and Kleiner Perkins Caufield & Byers X-B, L.P. is Kleiner Perkins Caufield & Byers X Associates, LLC. Shares are held for convenience in the name of “KPCB Holdings, Inc. as nominee” for the account of entities affiliated with Kleiner Perkins Caufield & Byers and others. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is 2750 Sand Hill Road, Menlo Park, California 94025.

(3)	Consists of (i) 4,148,214 shares of Series D Preferred Stock and 5,820,874 shares of Series E Preferred Stock held of record by Mobius Technology Ventures VI L.P.; (ii) 169,643 shares of Series D Preferred Stock and 238,047 shares of Series E Preferred Stock held of record by Mobius Technology Ventures Side Fund VI L.P.; (iii) 161,607 shares of Series D Preferred Stock and 226,771 shares of Series E Preferred Stock held of record by Mobius Technology Ventures Advisors Fund VI L.P.; and (iv) 4,449,108 shares of Series D Preferred Stock and 6,243,095 shares of Series E Preferred Stock held of record by SOFTBANK U.S. Ventures Fund VI L.P. The address for these entities is 100 Superior Plaza Way, Suite 200, Superior, Colorado 80027.

(4)	Consists of (i) 1,562,500 shares of Series D Preferred Stock, 2,220,065 shares of Series E Preferred Stock and 4,037,036 shares of Series G Preferred Stock held of record by RWI Ventures I, L.P. and (ii) 5,981,481 shares of Series G Preferred Stock held of record by RWI Ventures II, L.P. The general partner of RWI Ventures I, L.P. is RWI Ventures I, LLC and the general partner of RWI Ventures II, L.P. is RWI Ventures Management II, LLC. The address of these entities is 2440 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(5)	Consists of (i) options to purchase 300,000 shares of common stock exercisable within 60 days of March 31, 2007, none of which are vested as of such date and (ii) 3,350,000 shares of Series A Preferred Stock, 860,587 shares of Series D Preferred Stock, 6,139,925 shares of Series E Preferred Stock and 170,000 shares of common stock held of record by Benchmark Capital Partners IV, L.P., as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders’ Fund IV, L.P., Benchmark Founders’ Fund IV-A, L.P., Benchmark Founders’ Fund IV-B, L.P., Benchmark Founders’ Fund IV-X, L.P. and related individuals. Dr. Balkanski is a managing member of Benchmark Capital Management Co. IV, L.L.C., which is the general partner of Benchmark Capital Partners IV, L.P. Dr. Balkanski disclaims beneficial ownership of the shares held by this fund except to the extent of his pecuniary interest therein. The address of Dr. Balkanski and this fund is c/o Benchmark Capital Partners, 2480 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(6)	Consists of (i) 200,000 shares of common stock held of record by Kenneth A. Goldman, 90,104 of which are subject to a repurchase option we hold as of March 31, 2007; (ii) 74,074 shares of Series G Preferred Stock held of record by the Goldman-Valeriote Family Trust u/a/d 11/15/95; and (iii) options to purchase 150,000 shares of common stock exercisable within 60 days of March 31, 2007, of which 34,375 are fully vested. Mr. Goldman is a limited partner in certain Kleiner Perkins Caufield & Byers funds, RWI Ventures funds and Benchmark Capital Partners funds that hold shares of our preferred and common stock as disclosed in footnotes 2, 4 and 5 to this table. Mr. Goldman disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(7)	Consists of (i) 200,000 shares of common stock held of record by Reed Hundt, all of which are subject to a repurchase option we hold as of March 31, 2007 and (ii) options to purchase 100,000 shares of common stock exercisable within 60 days of March 31, 2007, none of which are vested as of such date. Mr. Hundt is a limited partner in certain Benchmark Capital Partners funds that hold shares of our preferred stock and common stock, as disclosed in footnote 5 to this table. Mr. Hundt disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(8)	Consists of (i) 200,000 shares of common stock held of record by Hugh Martin, 71,354 of which are subject to a repurchase option we hold as of March 31, 2007; (ii) 185,185 shares of Series G Preferred Stock held of record by Hugh Martin and Moira Cullen Martin, Trustees of the HMCM Trust U/T/A October 14, 1992; and (iii) options to purchase 175,000 shares of common stock exercisable within 60 days of March 31, 2007, of which 40,104 are fully vested.

(9)	Consists of (i) 200,000 shares of common stock held of record by Dan Maydan, TTEE, Maydan Marital Share One UAD 05/06/00; and (ii) 75,000 shares of common stock held of record by Dan Maydan, 60,937 of which are subject to a repurchase option we hold as of March 31, 2007.

(10)	Consists of (i) 300,000 shares held of record by Carl Redfield, all of which are subject to a repurchase option we hold as of March 31, 2007; and (ii) 271,739 shares of Series G Preferred Stock held of record by Carl Redfield, Trustee of Carl Redfield Annuity Trust III dated November 6, 2006.

(11)	Consists of 200,000 shares of common stock held of record by Pradeep Sindhu, 126,041 of which are subject to a repurchase option we hold as of March 31, 2007.

(12)	Consists of (i) 500,000 shares of common stock held of record by Jagdeep Singh Trustee of the Roshni Singh Annuity Trust dated 6/21/05; (ii) 744,048 shares of Series D Preferred Stock, 3,957,267 shares of Series E Preferred Stock, 185,185 shares of Series G Preferred Stock and 2,325,000 shares of common stock held of record by Jagdeep Singh and Roshni Singh Trustees of the Singh Family Trust UDT dated 10/3/96; (iii) 500,000 shares of common stock held of record by Jagdeep Singh Trustee of the Jagdeep Singh Annuity Trust dated 6/21/06; (iv) 83,333 shares of Series A Preferred Stock and 1,800,000 shares of common stock held of record by Jagdeep Singh, 593,748 of which are subject to a repurchase option we hold as of March 31, 2007; and (v) options to purchase 2,600,000 shares of common stock exercisable within 60 days of March 31, 2007, of which 847,917 are fully vested. As of March 31, 2007, Mr. Singh also holds proxies to vote an aggregate of 675,000 shares of common stock; by their terms, these proxies expire as of the consummation of an initial public offering and, as such, have been excluded from the numbers provided above. Mr. Singh is a limited partner in certain Kleiner Perkins Caufield & Byers funds and Benchmark Capital Partners that hold shares of our preferred and common stock as disclosed in footnotes 2 and 5 to this table. Mr. Singh is also a limited partner in certain Accel Partners funds that hold 1,800,000 shares of Series A Preferred Stock, 292,817 shares of Series B Preferred Stock, 537,628 shares of Series D Preferred Stock and 3,045,665 shares of Series E Preferred Stock. Mr. Singh disclaims beneficial ownership of the shares held by Kleiner Perkins Caufield & Byers, Benchmark Capital Partners and Accel Partners, except to the extent of his pecuniary interest therein.

(13)	Consists of (i) 500,000 shares of common stock all of which are subject to a repurchase option we hold as of March 31, 2007; and (ii) options to purchase 1,000,000 shares of common stock exercisable within 60 days of March 31, 2007, none of which are vested as of such date.

(14)	Consists of options to purchase 780,000 shares of common stock exercisable within 60 days of March 31, 2007, 402,999 of which are vested as of such date.

(15)	Consists of 74,075 shares of Series G Preferred Stock and 697,310 shares of common stock, of which 232,593 shares are subject to a repurchase option as of March 31, 2007 and options to purchase 507,690 shares of common stock exercisable within 60 days of March 31, 2007, 95,947 of which are fully vested.

(16)	Consists of (i) 2,215,000 shares of common stock held of record by SEI Private Trust Company, Trustee of Welch Family Heritage Trust I u/l dated 9/24/01; (ii) 1,320,000 shares of common stock held of record by David Welch, 398,750 of which are subject to a repurchase option we hold as of March 31, 2007; (iii) 2,000,000 shares of common stock held of record by Welch Group, L.P., a limited partnership of which Dr. Welch is the general partner; (iv) 744,048 shares of Series D Preferred Stock, 3,927,912 shares of Series E Preferred Stock and 185,185 shares of Series G Preferred stock held of record by LRFA, LLC, a limited liability company of which Dr. Welch is the sole managing member; (v) 63,333 shares of Series A Preferred Stock held of record by Welch Family Trust dated 4/3/96; and (vi) options to purchase 750,000 shares of common stock exercisable within 60 days of March 31, 2007, of which 171,875 are fully vested. As of March 31, 2007, Dr. Welch also holds proxies to vote an aggregate of 95,000 shares of common stock; by their terms, these proxies expire as of the consummation of an initial public offering and, as such, have been excluded from the numbers provided above.

(17)	Consists of (i) 21,345,896 shares of preferred stock and 14,840,187 shares of common stock held of record by the current directors and executive officers, 3,142,166 of which are subject to repurchase options we hold as of March 31, 2007; and (ii) options to purchase 8,262,690 shares of common stock exercisable within 60 days of March 31, 2007, of which 1,684,384 are fully vested. These numbers exclude the shares of common stock and preferred stock held of record by William R. Zerella, our former Chief Financial Officer, who left the Company in July 2006.

The beneficial ownership information has been presented in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated above and except to the extent authority is shared by spouses under applicable law, to our knowledge, each of the persons set forth above has sole voting and investment power with respect to all of the shares of common stock and preferred stock shown as beneficially owned by them. The number of shares of common stock used to calculate each listed person’s percentage ownership of each such class includes the shares of common stock underlying options, warrants or other convertible securities held by such person that are exercisable within 60 days after March 31, 2007.

Item 5.	Directors and Executive Officers

The information required by this item is contained under the section “Management” of the Registration Statement. That section is incorporated by reference herein.

Item 6.	Executive Compensation

The information required by this item is contained under the sections “Management – Compensation Committee Interlocks and Insider Participation” and “Management—Director and Executive Compensation” of the Registration Statement. Each of these sections is incorporated by reference herein.

Item 7.	Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections “Management – Board Composition” and “Certain Relationships and Related Party Transactions” of the Registration Statement. Each of these sections is incorporated by reference herein.

Item 8.	Legal Proceedings

The information required by this item is contained under the section “Business—Legal Proceedings” of the Registration Statement. That section is incorporated by reference herein.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is no public market for our common stock, preferred stock or stock options.

Dividends

The information required by this item is contained under the section “Dividend Policy” of the Registration Statement. That section is incorporated by reference herein.

Holders

The information required by this item is contained under “Item 11—Description of Registrant’s Securities to be Registered” herein. That section is incorporated by reference herein.

Equity Compensation Plan Information

The following table provides information as of March 31, 2007, assuming a 1-for-4 reverse stock split of our common stock and convertible preferred stock, with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,220,835	$2.09	1,056,341
Equity compensation plans not approved by stockholders	—	—	—

Total	8,220,835	$2.09	1,056,341

Item 10.	Recent Sales of Unregistered Securities

The information required by this item is contained under “Item 15—Recent Sales of Unregistered Securities” of the Registration Statement. That section is incorporated by reference herein.

Item 11.	Description of Registrant’s Securities to be Registered

Holders

As of March 31, 2007, assuming a 1-for-4 reverse stock split of our common stock and convertible preferred stock, options to purchase 8,220,835 shares of our common stock were outstanding and held by 593 option holders. As of March 31, 2007, assuming a 1-for-4 reverse stock split of our common stock and convertible preferred stock, we had outstanding 9,709,033 shares of common stock, held of record by 380 stockholders; 3,690,629 shares of our Series A convertible preferred stock held by 52 stockholders; 2,112,529 shares of our Series B convertible preferred stock held by 16 stockholders; 1,334,776 shares of our Series C convertible preferred stock held by 34 stockholders; 6,919,590 shares of our Series D convertible preferred stock held by 113 stockholders; 21,590,036 shares of our Series E convertible preferred stock held by 110 stockholders; 2,722,563 shares of our Series F convertible preferred stock held by 2 stockholders; and 20,434,833 shares of our Series G convertible preferred stock held by 91 stockholders.

Options to Purchase Our Common Stock

The information required by this item is contained under the sections “Management-Equity Benefit Plans” and “Description of Capital Stock” of the Registration Statement. Each of these sections is incorporated by reference herein.

Item 12.	Indemnification of Directors and Officers

The information required by this item is contained under the section “Item 14—Indemnification of Directors and Officers” of the Registration Statement. That section is incorporated by reference herein.

Item 13.	Financial Statements and Supplementary Data

The information required by this item is contained under the section “Consolidated Financial Statements” and the notes thereto of the Registration Statement. That section is incorporated by reference herein.

Item 14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

Not applicable.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements

See Item 13 above.

(b)	Exhibits

Except for Exhibit 99.1, which is included herein, the following exhibits are incorporated herein by reference from the Registration Statement:

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Infinera in effect before the offering contemplated by the Registration Statement.

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering contemplated by the Registration Statement.

3.3	Bylaws of Infinera, as amended, in effect before the closing of the offering contemplated by the Registration Statement.

3.4	Form of Amended and Restated Bylaws of Infinera to be effective upon the closing of the offering contemplated by the Registration Statement.

4.1	Form of Common Stock certificate of Infinera.

10.1+	Form of Indemnification Agreement between Infinera and each of its directors and executive officers.

10.2+	2000 Stock Plan, as amended, and forms of stock option agreements thereunder.

10.3+	2007 Equity Incentive Plan and forms of agreements thereunder.

10.4+	2007 Employee Stock Purchase Plan.

10.5+	2007 Executive Bonus Plan.

10.6+	Form of Change of Control Severance Agreement for Infinera’s chief executive officer, chief financial officer and chief operating officer, as amended.

10.7+	Form of Change of Control Severance Agreement for Infinera’s other officers, as amended.

10.8+	Offer Letter Agreement by and between Infinera and Duston Williams dated May 1, 2006.

10.9+	Agreement and Release by and between Infinera and William R. Zerella dated June 29, 2006.

10.10	Amended and Restated Investors’ Rights Agreement, dated October 7, 2005, by and among Infinera and certain stockholders and the Joinder Agreements thereto dated November 17, 2005, December 29, 2005, January 31, 206, March 31, 2006, May 9, 2006 and June 30, 2006.

10.11†	Master Acquisition Agreement by and between BTE Equipment, LLC and Infinera dated April 11, 2005, as amended May 19, 2005, August 8, 2005 and November 15, 2006.

Exhibit Number	Exhibit Title

10.12	Lease Agreement between Legacy Partners I Sunnyvale, LLC and Infinera, dated December 20, 2005, as amended on February 2, 2006 for Bordeaux Drive, Sunnyvale, CA premises.

10.13	Lease Agreement between SCM Properties, LLC and Infinera, dated July 17, 2006, as amended on November 2, 2006 for Java Drive, Sunnyvale, CA premises.

10.14	Loan and Security Agreement (Growth Capital Loan) by and among Infinera, Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. dated December 29, 2004, as amended on March 25, 2005, June 21, 2005, November 9, 2005, August 22, 2006 and October 6, 2006.

10.15	Intellectual Property Security Agreement by and among Infinera, Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. dated December 29, 2004.

10.16	Loan and Security Agreement (Operating Line of Credit) by and between Infinera and Silicon Valley Bank dated December 29, 2004, as amended on May 6, 2005, June 21, 2005, November 9, 2005, June 21, 2006, August 22, 2006 and October 6, 2006.

10.17	Loan and Security Agreement (Revolving Line) by and between Infinera and Silicon Valley Bank dated December 29, 2004, as amended on May 6, 205, June 21, 2005, November 9, 2005, June 21, 2006, August 22, 2006 and October 6, 2006.

10.18	Intellectual Property Security Agreement (Revolving Line and Operating Line of Credit) by and between Infinera and Silicon Valley Bank dated December 29, 2004.

10.19	Amended and Restated Loan and Security Agreement by and between Infinera and United Commercial Bank dated October 31, 2006.

10.20	Intellectual Property Security Agreement by and between Infinera and United Commercial Bank dated June 21, 2005.

10.21	Offer Letter Agreement between Infinera and Scott A. Chandler dated February 26, 2003.

10.22	Offer Letter Agreement between Infinera and Michael O. McCarthy III dated January 16, 2003.

21.1	Subsidiaries of Infinera.

24.1	Power of Attorney (contained in the signature page to this registration statement).

99.1	Amendment No. 4 to Registration Statement on Form S-1/A.

+	Indicates management contract or compensatory plan or arrangement.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INFINERA CORPORATION

By:	/s/ Jagdeep Singh
Jagdeep Singh
Chairman, President and Chief Executive Officer (Principal Executive Officer)

Dated: May 10, 2007

EXHIBIT INDEX

Except for Exhibit 99.1, which is included herein, the following exhibits are incorporated herein by reference from the Registration Statement:

Exhibit Number	Exhibit Title

3.1	Amended and Restated Certificate of Incorporation of Infinera in effect before the offering contemplated by the Registration Statement.

3.2	Form of Amended and Restated Certificate of Incorporation of the Registrant to be effective upon the closing of the offering contemplated by the Registration Statement.

3.3	Bylaws of Infinera, as amended, in effect before the closing of the offering contemplated by the Registration Statement.

3.4	Form of Amended and Restated Bylaws of Infinera to be effective upon the closing of the offering contemplated by the Registration Statement.

4.1	Form of Common Stock certificate of Infinera.

10.1+	Form of Indemnification Agreement between Infinera and each of its directors and executive officers.

10.2+	2000 Stock Plan, as amended, and forms of stock option agreements thereunder.

10.3+	2007 Equity Incentive Plan and forms of agreements thereunder.

10.4+	2007 Employee Stock Purchase Plan.

10.5+	2007 Executive Bonus Plan.

10.6+	Form of Change of Control Severance Agreement for Infinera’s chief executive officer, chief financial officer and chief operating officer, as amended.

10.7+	Form of Change of Control Severance Agreement for Infinera’s other officers, as amended.

10.8+	Offer Letter Agreement by and between Infinera and Duston Williams dated May 1, 2006.

10.9+	Agreement and Release by and between Infinera and William R. Zerella dated June 29, 2006.

10.10	Amended and Restated Investors’ Rights Agreement, dated October 7, 2005, by and among Infinera and certain stockholders and the Joinder Agreements thereto dated November 17, 2005, December 29, 2005, January 31, 206, March 31, 2006, May 9, 2006 and June 30, 2006.

10.11†	Master Acquisition Agreement by and between BTE Equipment, LLC and Infinera dated April 11, 2005, as amended May 19, 2005, August 8, 2005 and November 15, 2006.

10.12	Lease Agreement between Legacy Partners I Sunnyvale, LLC and Infinera, dated December 20, 2005, as amended on February 2, 2006 for Bordeaux Drive, Sunnyvale, CA premises.

10.13	Lease Agreement between SCM Properties, LLC and Infinera, dated July 17, 2006, as amended on November 2, 2006 for Java Drive, Sunnyvale, CA premises.

10.14	Loan and Security Agreement (Growth Capital Loan) by and among Infinera, Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. dated December 29, 2004, as amended on March 25, 2005, June 21, 2005, November 9, 2005, August 22, 2006 and October 6, 2006.

10.15	Intellectual Property Security Agreement by and among Infinera, Silicon Valley Bank and Gold Hill Venture Lending 03, L.P. dated December 29, 2004.

10.16	Loan and Security Agreement (Operating Line of Credit) by and between Infinera and Silicon Valley Bank dated December 29, 2004, as amended on May 6, 2005, June 21, 2005, November 9, 2005, June 21, 2006, August 22, 2006 and October 6, 2006.

10.17	Loan and Security Agreement (Revolving Line) by and between Infinera and Silicon Valley Bank dated December 29, 2004, as amended on May 6, 205, June 21, 2005, November 9, 2005, June 21, 2006, August 22, 2006 and October 6, 2006.

10.18	Intellectual Property Security Agreement (Revolving Line and Operating Line of Credit) by and between Infinera and Silicon Valley Bank dated December 29, 2004.

10.19	Amended and Restated Loan and Security Agreement by and between Infinera and United Commercial Bank dated October 31, 2006.

10.20	Intellectual Property Security Agreement by and between Infinera and United Commercial Bank dated June 21, 2005.

10.21	Offer Letter Agreement between Infinera and Scott A. Chandler dated February 26, 2003.

Exhibit Number	Exhibit Title

10.22	Offer Letter Agreement between Infinera and Michael O. McCarthy III dated January 16, 2003.

21.1	Subsidiaries of Infinera.

24.1	Power of Attorney (contained in the signature page to this registration statement).

99.1	Amendment No. 4 to Registration Statement on Form S-1/A.

+	Indicates management contract or compensatory plan or arrangement.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the SEC.